UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481                                                                                                 56-1953785
(Commission File Number)                                                       (IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 24, 2009, Aeolus Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase and Exchange Agreement dated October 6, 2009 (the “Agreement”)  pursuant to which the Company agreed to lower the conversion price of the Company’s Senior Convertible Notes issued in 2008 (the “Notes”) from $0.35 per share to $0.28 per share and as a result, issued to the investors in the Company’s October 2009 financing (the “Financing”) an additional 714,286 shares of the Company’s Common Stock (the “Shares”) upon conversion of the Notes (the “Issuance”).  The Amendment was executed to resolve a misunderstanding regarding one of the Financing terms between the Company and the investors in the Financing.  The Company will not receive any proceeds from the Issuance. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on October 6, 2009 to report the Financing (the “Prior Form 8-K”). The disclosure contained in Item 1.01 of the Prior Form 8-K, as amended by this Item 1.01, is incorporated herein by this reference.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. The Agreement was filed as Exhibit 10.1 to the Prior Form 8-K and is incorporated herein by this reference.

The Shares described in this Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder, and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Affiliates of Xmark Opportunity Partners, LLC together with the Company, are the sole participants in the Issuance. Together with its affiliates, Xmark Opportunity Partners, LLC beneficially owned approximately 81% of the Company's outstanding common stock prior to the Amendment.  Xmark Opportunity Partners, LLC is the sole manager of Goodnow Capital, L.L.C. and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Goodnow has the right to designate up to two directors for election to the Company's Board of Directors pursuant to the terms of a purchase agreement between Goodnow and the Company. David C. Cavalier, a current director and employee of the Company, is President of Goodnow.

Item 3.02.   Unregistered Sales of Equity Securities.

The Shares described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. The Amendment contains representations to support the Company’s reasonable belief that each purchaser of the Shares had access to information concerning the Company’s operations and financial condition, each purchaser of the Shares acquired the Shares for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that each purchaser of the Shares is sophisticated within the meaning of Section 4(2) of the Securities Act and an "accredited investor" (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Issuance other than communications with the purchasers; the Company obtained representations from each purchaser regarding its investment intent, experience and sophistication; and each purchaser either received or had access to adequate information about the Company in order to make informed investment decisions.

At the time of their issuance, the Shares were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the Shares bear legends to that effect.

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
10.1	Amendment Agreement to the Securities Purchase and Exchange Agreement dated December 24, 2009 by and among the Company and the investors whose names appear on the signature pages thereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date:  December 28, 2009
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary